EXHIBIT 99.1

Liquid Holdings Group Receives Delisting Notice From Nasdaq

NEW YORK, Jan. 26, 2015 (GLOBE NEWSWIRE) -- Liquid Holdings Group, Inc. (Nasdaq:LIQD), a provider of cloud-based investment management solutions for the financial community, today announced that the company received a letter on January 22, 2015 from the Listing Qualifications Department of the Nasdaq Stock Market ("Nasdaq") indicating that, for the last 30 consecutive business days, the bid price for the Company's common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Global Market under NASDAQ Listing Rule 5450(a)(1).

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until July 21, 2015, to regain compliance with the minimum $1.00 price per share requirement. To regain compliance, any time before July 21, 2015 the bid price of the Company's common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days (subject to being increased to 20 consecutive business days at the discretion of NASDAQ's Staff pursuant to NASDAQ Listing Rule 5810(c)(3)(F)). NASDAQ's notification letter has no effect on the listing of Liquid's common stock at this time.

On July 21, 2015, if the Company meets The NASDAQ Capital Market initial listing criteria set forth in NASDAQ Listing Rule 5505, except for the minimum bid price requirement, it may be provided with an additional 180 calendar day compliance period to demonstrate compliance. If the Company is not eligible for an additional compliance period at that time, NASDAQ will provide the Company with written notification that its common stock will be delisted. Upon such notice, the Company may appeal the NASDAQ Staff's determination to a NASDAQ Hearings Panel pursuant to the procedures set forth in the applicable NASDAQ Listing Rules. There can be no assurance that, if the Company appeals the NASDAQ Staff's determination, such appeal would be successful.

"We are considering our available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid requirement and will continue business operations as normal," said CEO, Brian Storms. "We remain focused on providing our clients with comprehensive mission-critical software solutions to grow their business, expanding our base of independent hedge fund customers and continuing to enhance our technology platform to expand our addressable market."

Additional disclosure is available in a Current Report on Form 8-K, which will be available on the web site of the U.S. Securities and Exchange Commission.

About Liquid Holdings Group

Liquid Holdings Group, Inc. (Nasdaq:LIQD) is a cloud-based technology and managed services provider to the global hedge fund and active trading markets. Liquid's solutions are delivered efficiently and securely through the cloud in a SaaS model. The Liquid platform was purpose built to manage the entire trade lifecycle by seamlessly integrating multi-currency, multi-asset trade order management and execution with real-time risk, portfolio management and shadow account reporting through a single solution. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide. Liquid was recently named 2014 Best Risk Management Provider by HFM, 2014 Best Global Risk Management Software Company and Best USA Global Risk Management Software Company by the readers of Hedgeweek, as well as 2014 Best Cloud Provider and Best Fin Tech Operations Startup by FTF News.

Headquartered in New York City, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Contact for Investor Relations:
Monica Gould
The Blueshirt Group
+1 212 871-3927
monica@blueshirtgroup.com

Contact for Media Relations:
Jon Schubin
Cognito
+1 646 395 6300 or +1 518 322 0380 (mobile)
liquid@cognitomedia.com

LIQD-F

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to the Company's ability to regain compliance with the NASDAQ Listing Rules; the ability of the Company to extend its compliance period beyond July 21, 2015; the actions that NASDAQ and its Staff may take in respect of the Company's listing; and the steps that the Company might take to remediate its listing deficiency. These statements are based on Liquid's beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company's ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled "Risk Factors" in our 2013 Form 10-K or our Quarterly Reports on Form 10-Q, could harm the Company's business, prospects, results of operations, liquidity and financial condition. Except as required by applicable law, including the securities laws and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statements.